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EXHIBIT 32.1


                                  SECTION 1350

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER*



The certification set forth below is being submitted in connection with the quarterly report of Second Bancorp Incorporated ("Second Bancorp") on Form 10-Q for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "report"), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Rick L. Blossom, Chairman, President and Chief Executive Officer of Second Bancorp, certify that to the best of my knowledge:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Second Bancorp.




Date:  May 6, 2004                         /s/ Rick L. Blossom
                                           ------------------------------------
                                           Rick L. Blossom, Chairman, President
                                           & Chief Executive Officer


* This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.


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